Exhibit 99.1

   For further information, contact:        Jennifer Melsheimer
                                            Investor Relations Manager
                                      847/394-8730

FOR IMMEDIATE RELEASE

                     AMCOL INTERNATIONAL (NYSE:ACO) REPORTS
                              SIGNIFICANT GROWTH IN
                             FIRST QUARTER EARNINGS

ARLINGTON HEIGHTS, ILL., April 21, 2003--AMCOL International Corp. (NYSE:ACO) today reported first quarter net income of $2.9 million or $0.10 cents per diluted share, compared with $532 thousand or $0.02 cents per diluted share in the same prior-year period. Net sales rose 39 percent to $79.5 million for the period ended March 31, 2003, compared to $57.3 million for the period in 2002.

Larry Washow, AMCOL president and chief executive officer said, "We are pleased to report an increase in sales throughout our major business divisions in both the domestic and international markets over the difficult 2002 first quarter. AMCOL demonstrated leadership in its core markets this quarter, with both our mineral and environmental groups delivering solid gains in both revenue and profit."

SEGMENT DISCUSSIONS

Minerals

The minerals segment, which accounted for approximately 63 percent of AMCOL's consolidated net sales for the first quarter of 2003, reported a sales increase of 49 percent, and an operating profit increase of 122 percent over the prior-year period.

Washow said, "Approximately 60 percent of the sales increase and 90 percent of the operating profit increase in the minerals segment was generated from our core groups outside of CSM, which was acquired in May 2002. Domestic metalcasting had a positive performance with sales volume improvement over the 2002 quarter. Our Pet Products Group saw not only increased sales over the prior year quarter, but the benefit of significant profit improvement from the ongoing restructuring at our production operations. Export shipments from the U.S. improved over a weak 2002 first quarter and we saw continued improvement in our Asian operations."

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AMCOL Q1 2003 EARNINGS
Page 2 of 7

Environmental

AMCOL's environmental segment, which accounted for 30 percent of the company's consolidated net sales for the first quarter of 2003, reported a 27 percent increase in sales and a 154 percent increase in operating profit in year-over-year comparisons for the first quarter.

Washow said, "Our environmental segment delivered very good results during the first quarter. Similar to minerals, we experienced improvement in sales and operating profit across a number of business units. Sales were particularly strong in the domestic and international lining technologies markets."

Washow commented that the segment's strategy to globalize its business was continuing. He added, "A new production facility near Shanghai, China is on track to start-up in the first quarter of 2004. This will expand our capability for selling lining technology and building materials products in the burgeoning Chinese market."

Transportation

AMCOL's transportation segment, which accounted for 7 percent of the company's consolidated net sales, reported a 19 percent increase in sales, and a 66 percent increase in operating profit for the 2003 first quarter.

Washow noted, "First quarter sales improved with new accounts contributing significantly to the increase. While fuel costs continue to impact results, operational cost controls yielded improved margins."

Financial Overview

Total short-term and long-term debt was $ 22.3 million at March 31, 2003 compared to $18.2 million at December 31, 2002. Debt represented 12.8 percent of total capitalization at March 31, 2003, compared to 10.7 percent at Dec. 31, 2002.

General, selling and administrative expenses were $14.3 million in the 2003 first quarter, an increase of $2.3 million or 19 percent, over the 2002 period. Selling and administrative costs associated with CSM, which was not owned by the Company in the 2002 quarter, were the principal reason for the increase. The Company also incurred higher pension and insurance related expenses in the 2003 quarter.

The weighted average number of common and common equivalent shares of 29.7 million decreased by approximately 1.2 million shares, or approximately 4 percent, from March 31, 2002.

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AMCOL Q1 2003 EARNINGS

Page 3 of 7

During the first quarter of 2003, the Company repurchased approximately 56 thousand shares of its common stock for a total of $315 thousand, or $5.63 per share. Approximately $4.9 million remains available in the stock repurchase program approved by the Board of Directors in May 2002.

AMCOL's financial condition at March 31, 2003, included working capital of approximately $60.3 million and a current ratio of 2.12-to-1 compared to approximately $58.5 million and a current ratio of 2.11-to-1 at December 31, 2002.

This release contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission.

AMCOL International, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Ameri-co Logistics, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO. AMCOL's web address is www.amcol.com. AMCOL's first quarter conference call will be available live today at 11 a.m. EST on the AMCOL website.

================================================================================

                         AMCOL INTERNATIONAL CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

                                 (In Thousands)

                                                        Three months ended
                                                             March 31,
                                                      2003            2002
                                                  ------------    ------------

Net sales                                         $     79,467    $     57,341
Cost of sales                                           60,843          44,688
                                                  ------------    ------------

     Gross profit                                       18,624          12,653

General, selling and administrative expenses            14,294          12,030
                                                  ------------    ------------

     Operating profit                                    4,330             623
                                                  ------------    ------------
Other income (expense):
     Interest expense, net                                 (80)            (92)
     Other expense, net                                     32             (30)
                                                  ------------    ------------
                                                           (48)           (122)
                                                  ------------    ------------
     Income from continuing
        operations before income taxes and
        equity in income of joint ventures               4,282             501
Income taxes                                             1,455             176
                                                  ------------    ------------
     Income from continuing
        operations before equity in
        income of joint ventures                         2,827             325

     Income from minority interest and
       joint ventures                                      103             207
                                                  ------------    ------------

     Net income                                          2,930             532
                                                  ============    ============

Weighted average common shares outstanding          27,994,263      28,454,530
                                                  ============    ============
Weighted average common and common
     equivalent shares outstanding                  29,746,227      30,921,786
                                                  ============    ============

Basic earnings per share                          $       0.10    $       0.02
                                                  ============    ============

Diluted earnings per share                        $       0.10    $       0.02
                                                  ============    ============

Dividends declared per share                      $      0.030    $      0.015
                                                  ============    ============

                         AMCOL INTERNATIONAL CORPORATION

                CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                     (In Thousands, except number of shares)

                                                  March 31,   December 31,
                                                    2003          2002
                                                -----------   ------------
ASSETS

Cash and cash equivalents                       $    10,168   $    15,597
Accounts receivable, net                             56,440        48,870
Inventories                                          37,849        38,854
Income tax receivable                                 1,467           717
Other current assets                                  8,217         7,095
                                                -----------   -----------

     Total current assets                           114,141       111,133
                                                -----------   -----------

Property, plant, equipment and reserves, net         80,260        81,847
                                                -----------   -----------

Investments in and advances to joint ventures        12,531        12,419
Intangible assets                                     5,090         5,202
Other long-term assets                               11,970        11,227
                                                -----------   -----------

                                                $   223,992   $   221,828
                                                ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt            $    16,600   $    12,600
Accounts payable                                     14,537        17,918
Accrued liabilities                                  22,672        22,121
                                                -----------   -----------

     Total current liabilities                       53,809        52,639
                                                -----------   -----------

Long-term debt                                        5,739         5,573
                                                -----------   -----------

Minority interest in subsidiaries                       624           615
Other long-term obligations                          11,679        11,618
                                                -----------   -----------

                                                     12,303        12,233
                                                -----------   -----------

Stockholders' equity                                152,141       151,383
                                                -----------   -----------

                                                $   223,992   $   221,828
                                                ===========   ===========
Common shares outstanding
     at the end of the period                    28,100,045    27,881,903
                                                ===========   ===========

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

                                 (In Thousands)

                                                                    Three months ended
                                                                         March 31,
                                                                     2003        2002
                                                                   --------    --------
Cash flows from operating activities:
          Net income                                               $  2,930    $    532
          Adjustments to reconcile net income
                    to net cash  provided by (used in)
                    operating activities:
                    Depreciation, depletion, and
                    amortization                                      4,492       4,152
                    Decrease (increase) in current assets            (8,464)      2,866
                    Increase in noncurrent assets                                (3,172)
                    Decrease in current liabilities                  (2,828)     (5,285)
                    Increase in noncurrent liabilities                   61         638
                    Other                                               (57)        517
                                                                   --------    --------

                    Net cash provided by (used in)
                    operating activities                             (3,866)        248
                                                                   --------    --------

Cash flows from investing activities:
          Acquisition of land, mineral reserves, depreciable
                    and intangible assets                            (3,489)     (3,366)
          Other                                                        (755)       (123)
                                                                   --------    --------

                    Net cash used in investing activities            (4,244)     (3,489)
                                                                   --------    --------

Cash flows from financing activities:
          Net change in outstanding debt                              4,166       2,213
          Dividends paid                                               (841)       (429)
          Proceeds from exercise of stock options                       528         877
          Purchases of treasury stock                                  (315)     (1,120)
                                                                   --------    --------

                    Net cash provided by financing

                    activities                                        3,538       1,541
                                                                   --------    --------

Effect of foreign currency rate changes on cash                        (857)       (117)
                                                                   --------    --------

Net decrease in cash and cash equivalents                            (5,429)     (1,817)

Cash and cash equivalents at beginning of period                     15,597      10,320
                                                                   --------    --------


Cash and cash equivalents at end of period                         $ 10,168    $  8,503
                                                                   ========    ========

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                 SEGMENT RESULTS
                                   (Unaudited)
                             (Dollars in thousands)

MINERALS                                                   Quarter ended March 31,
                                             ---------------------------------------------------------------------------------
                                                        2003                 2002                          2003 vs. 2002
                                             -----------------------     -----------------------------------------------------
                                                                                                     $ Change       % Change
                                                                                                    --------------------------
Product sales                                $ 46,061                    $ 31,060
Shipping revenue                                4,116                       2,630
                                              -----------------------------------
Net sales                                      50,177          100.0%      33,690          100.0%      16,487            48.9%
Cost of sales-product                          36,611                      25,491
Cost of sales-shipping                          4,116                       2,630
                                              -----------------------------------
Cost of sales                                  40,727           81.2%      28,121           83.5%
                                              -----------------------------------
      Gross profit                              9,450           18.8%       5,569           16.5%       3,881            69.7%
General, selling and
  administrative exp                            4,533            9.0%       3,352            9.9%       1,181            35.2%
                                              ---------------------------------------------------------------
      Operating profit                          4,917            9.8%       2,217            6.6%       2,700           121.8%

ENVIRONMENTAL                                              Quarter ended March 31,
                                             ---------------------------------------------------------------------------------
                                                        2003                 2002                          2003 vs. 2002
                                             -----------------------     -----------------------------------------------------
                                                                                                     $ Change       % Change
                                                                                                    --------------------------

Product sales                                $ 21,953                    $ 17,220
Shipping revenue                                1,536                       1,273
                                              -----------------------------------
Net sales                                      23,489          100.0%      18,493          100.0%       4,996         27.0%
                                              -----------------------------------
Cost of sales-product                          13,757                      10,919
Cost of sales-shipping                          1,536                       1,273
                                              -----------------------------------
Cost of sales                                  15,293           65.1%      12,192           65.9%
                                              -----------------------------------
      Gross profit                              8,196           34.9%       6,301           34.1%       1,895         30.1%
General, selling and
  administrative exp.                           5,813           24.7%       5,362           29.0%         451          8.4%
                                              ---------------------------------------------------------------
      Operating profit                          2,383           10.1%         939            5.1%       1,444        153.8%


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
TRANSPORTATION                                             Quarter ended March 31,
                                             ---------------------------------------------------------------------------------
                                                        2003                 2002                          2003 vs. 2002
                                             -----------------------     -----------------------------------------------------
                                                                                                     $ Change       % Change
                                                                                                    --------------------------
Net sales                                    $  8,797          100.0%   $  7,384           100.0%       1,413         19.1%
Cost of sales                                   7,819           88.9%      6,601            89.4%
                                             -----------------------     -----------------------
     Gross profit                                 978           11.1%        783            10.6%         195         24.9%
General, selling and
  administrative exp.                             602            6.8%        557             7.5%          45          8.1%
                                             -----------------------     -----------------------    ---------
     Operating profit                        $    376            4.3%   $    226             3.1%         150         66.4%


CORPORATE                                                  Quarter ended March 31,
                                             ---------------------------------------------------------------------------------
                                                        2003                 2002                          2003 vs. 2002
                                             -----------------------     -----------------------------------------------------
                                                                                                     $ Change       % Change
                                                                                                    --------------------------
Intersegment shipping revenues               $ (2,996)                  $ (2,226)
Intersegment shipping costs                    (2,996)                    (2,226)
                                             --------                   --------

     Gross profit                                  --                         --
General, selling and
  administrative exp.                           2,318                       1,590                         728         45.8%
Nanocomposites                                  1,028                       1,169                        (141)       -12.1%
                                             --------                   --------                     --------
     Operating loss                          $ (3,346)                  $ (2,759)                        (587)       -21.3%